Woodward Increases Dividend by 14% to $0.08 per Share for the Quarter

FORT COLLINS, CO -- (Marketwire - January 26, 2012) - Woodward, Inc. (NASDAQ: WWD) announced that its Board of Directors has approved a dividend of $0.08 per share, an increase of 14% from $0.07 per share. The dividend will be payable on March 1, 2012 to stockholders of record as of February 16, 2012.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control solutions for the aerospace and energy markets. Our aerospace systems and components optimize the performance of fixed wing and rotorcraft platforms in the commercial, business and military aircraft, ground vehicles and other equipment. Our energy-related systems and components enhance the performance of industrial gas and steam turbines, reciprocating engines, compressors, wind turbines, electrical grids and other energy-related industrial equipment. The company's innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

The statements in this release concerning the company's future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2011 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:
Mike Schablaske
Corporate Director, Investor Relations
Tax and Assistant Treasurer
815-639-6697

Woodward, Inc.
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058